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                                                                    Exhibit 10.2

                                                               CHICAGO, ILLINOIS

$160,000,000.00   DATED: AS OF DECEMBER 13, 1999

                  FOR VALUE RECEIVED, 330 N. WABASH AVENUE, L.L.C., a Delaware limited liability company, having its principal place of business at c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 ("BORROWER"), promises to pay to the order of WESTDEUTSCHE IMMOBILIENBANK, a banking institution organized under the laws of the Federal Republic of Germany, at its principal place of business at Wilhelm Theodor Romheld Strasse 24, 55130 Mainz, Federal Republic of Germany, or at such place as the holder hereof may from time to time designate in writing, individually and as agent (including any successors and assigns, "AGENT") for Merrill Lynch Mortgage Capital Inc., a Delaware corporation, having an address at World Financial Center, North Tower, 10th Floor, 250 Vesey Street, New York, New York 10281, and such other co-lenders as may exist from time to time (collectively with Agent, "LENDERS" and each individually "LENDER"), the principal sum of ONE HUNDRED SIXTY MILLION DOLLARS (US$160,000,000.00), in lawful money of the United States of America, with interest thereon to be computed from the date funds are advanced by Agent on the outstanding principal balance of the Loan from time to time at the applicable interest rate (as set forth in the Loan Agreement), and the principal balance of which is to be paid in installments as set forth on SCHEDULE A attached hereto and made a part hereof, or as more fully set forth in the Loan Agreement. Capitalized terms not defined herein but defined in the Loan Agreement shall have the meanings ascribed thereto in the Loan Agreement.

Section 1. DEFINITIONS. As used in this Note, the following terms shall have the following definitions:


                  "LOAN AGREEMENT" means that certain Loan Agreement dated as of the date hereof by and among Agent, Borrower and Lenders (as the same may be amended, modified or supplemented from time to time in accordance with terms thereof).

                  "LOAN DOCUMENTS" relates collectively to the Note, the Mortgage, the Loan Agreement, the Environmental Indemnity Agreement, the Cash Collateral Agreement, the Other Security Documents and any and all other documents executed in connection with this Note.

                  "OTHER SECURITY DOCUMENTS" as used in this Note shall mean all and any of the documents other than this Note, the Mortgage, or the Environmental Indemnity Agreement now or hereafter executed by Borrower and/or others and by or in favor of Agent and/or Lenders, which wholly or partially secure or guarantee payment of this Note.

Section 1. PAYMENT AND CALCULATION OF INTEREST. Interest on the outstanding principal indebtedness evidenced hereby shall be paid and calculated as set forth in the Loan Agreement, and the provisions of Section 2.3 of the Loan Agreement are hereby incorporated in this Note by reference as if set forth herein at length.


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Section 1.             APPLICATION OF PAYMENT. Payments under this Note shall
be applied first to the payment of accrued interest and other costs and charges then due and payable in connection with this Note or the Debt (as defined in the Mortgage), as Agent may determine in its sole discretion, and the balance shall be applied toward the reduction of the principal balance of the Loan. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

Section 1. SECURITY. This Note is secured by the Mortgage, the Cash Collateral Account, the Environmental Indemnity Agreement, the Other Security Documents and such other cash collateral accounts contemplated by the Loan Documents as may be pledged to Agent and/or Lenders from time to time.

Section 1.             EVENT OF DEFAULT. The provisions of Article 5 of the
Loan Agreement are hereby incorporated in this Note by reference as if set forth herein at length. In addition to the foregoing, in the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security hereof, Borrower also agrees to pay on demand all actual, out-of-pocket costs of collection incurred by Agent, including reasonable attorneys' fees and disbursements for the services of counsel whether or not suit be brought.

Section 1. DEFAULT RATE. The provisions of Section 2.6 of the Loan Agreement are hereby incorporated in this Note by reference as if set forth herein at length. In addition to the foregoing, accrual of interest at the Default Rate shall be computed from the occurrence of the Event of Default until all such Events of Default have been fully cured. Any interest computed at the Default Rate shall be added to the Debt (as defined in the Mortgage), and shall be deemed secured by the Mortgage. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lenders by reason of the occurrence of any Event of Default.

Section 1. PREPAYMENT. The provisions of Sections 2.8 and 2.9 of the Loan Agreement are hereby incorporated in this Note by reference as if set forth herein at length.

Section 1. PAYMENT AFTER DEFAULT. If following the occurrence and during the continuance of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale or realization of the Collateral, either through foreclosure or the exercise of the other remedies available to Agent under the Mortgage or the Loan Agreement, such tender by Borrower shall be deemed to be a voluntary prepayment under this Note in the amount tendered. At the time of such tender, Borrower shall, in addition to the entire Debt, also pay to Agent the applicable prepayment consideration specified in Section 2.9 and/or 2.8 of the Loan Agreement.

Section 2. USURY. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject Lenders to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of


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this Note, Borrower is at any time required or obligated to pay interest on the
Debt at a rate in excess of such maximum rate, the rate of interest due under this Note shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be, at the discretion of Agent, refunded to Borrower or deemed to have been payments in reduction of principal balance of the Loan and not on account of the interest due hereunder. In the event of reduction of the principal balance of the Loan pursuant to this
Section 9 no prepayment penalty, premium or other charges, including, without limitation, the Early Prepayment Premium or the Prepayment Premium, shall be payable to Lenders or Agent.

Section 1. MODIFICATION, WAIVER, CONSENT. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Agent, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Agent" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

Section 1. WAIVER. Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive all notices excluding those required to be given under the Loan Documents. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Agent and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or party who may become liable for the payment of all or any part of the Debt, under the Loan Documents.

Section 1. LIMITED RECOURSE. The provisions of Section 6.1 of the Loan Agreement are hereby incorporated in this Note by reference as if set forth herein at length.

Section 1. AUTHORITY OF BORROWER. Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage and the other Loan Documents and that this Note, the Mortgage and the other Loan Documents constitute valid and binding obligations of Borrower.

Section 1. NOTICE. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Mortgage directed to the parties at their respective addresses as provided therein.

Section 1. TRANSFER OF MORTGAGED PROPERTY. Without the prior written consent of Agent, Borrower shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer, or permit the transfer of, directly or indirectly, the Mortgaged Property or ownership interests of Borrower, except as permitted in the Loan Documents.


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Section 1. [Intentionally Omitted]

Section 1. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and shall inure to the benefit of Lenders and Borrower and their respective successors and assigns permitted hereunder or under the other Loan Documents.

Section 1. JURY TRIAL. BORROWER HEREBY, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. AGENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 1. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

                  IN WITNESS WHEREOF, Borrower and Agent have duly executed this Agreement the day and year first above written.

                           BORROWER:

                           330 N. WABASH AVENUE, L.L.C.

                           By: 77 West Wacker Limited Partnership, its


                           By:   Prime Group Realty L.P., its general partner

                                 By:  Prime Group Realty Trust, its managing
                                      general partner

                                      By:    /s/ Jeffrey A. Patterson
                                             ------------------------
                                             Jeffrey A. Patterson
                                             Executive Vice President


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                                   SCHEDULE A

                         PRINCIPAL AMORTIZATION SCHEDULE

                                            December 13, 2000          $1,600,000
                                            December 13, 2001          $3,200,000
                                            December 13, 2002          $3,200,000

In respect of the First Extension

Period, if applicable                       December 13, 2003          $4,800,000

In respect of the Second Extension

Period, if applicable                       December 13, 2004          $4,800,000